PACS GROUP, INC. ANNOUNCES THE APPOINTMENT OF CAREY P. HENDRICKSON
AS CHIEF FINANCIAL OFFICER
SALT LAKE CITY, Utah — April 27, 2026 — PACS Group, Inc. (NYSE: PACS), one of the nation’s largest and fastest-growing post-acute healthcare platforms, today announced the appointment of Carey P. Hendrickson as its Chief Financial Officer, effective April 27, 2026. Mr. Hendrickson brings to PACS nearly four decades of financial leadership spanning public company CFO roles in healthcare, senior living, and media — a body of work distinguished by financial discipline, strategic acuity, and a consistent record of building high-performing teams that drive measurable results. His appointment marks a significant milestone for PACS as the company continues to scale its national footprint and deepen its clinical and operational leadership in the post-acute sector.
Mr. Hendrickson will be succeeding Mark Hancock, PACS’s co-founder and Executive Vice Chairman who had been appointed interim CFO in September 2025. As the company announced in a separate release, Mr. Hancock will be retiring from the company and transitioning out of his role as an executive officer by June 30, 2026, while remaining on PACS’s Board of Directors as Vice Chairman.
“We’re thrilled to welcome Carey to the PACS family as our Chief Financial Officer,” said Jason Murray, Chairman and CEO of PACS Group. “Carey is exactly the kind of leader we were looking for at PACS. He’s a seasoned public company CFO who’s navigated complex healthcare operating environments, delivered results through every kind of market cycle, and built the financial infrastructure that growing organizations need to sustain excellence at scale. At the same time, I’m incredibly grateful for Mark’s leadership and vision at PACS since its founding in 2013. His continued contribution on the Board of Directors will be invaluable.”
Most recently, Mr. Hendrickson served as CFO of U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of 779 outpatient physical therapy clinics across 44 states. During his tenure at U.S. Physical Therapy, Mr. Hendrickson led all facets of the company's financial operations, including accounting, SEC reporting, financial planning and analysis, treasury, investor relations, payor contract negotiations and credentialing, revenue cycle management, financial shared services, taxes, and human resources. Among his most significant accomplishments, he negotiated a new credit agreement that expanded the company's debt capacity, extended its maturity, and enhanced financial flexibility. In addition, he oversaw due diligence and integration for more than 20 acquisitions.
Prior to U.S. Physical Therapy, Mr. Hendrickson served as Executive Vice President and CFO of Capital Senior Living Corporation (NYSE: CSU), one of the nation’s largest senior living operators with 128 communities and nearly 12,000 residents across 23 states. His six years at Capital Senior Living gave him direct, hands-on experience in the highly regulated, reimbursement-sensitive environment of senior care — experience that translates directly to the skilled nursing and post-acute setting PACS operates in today. His accomplishments there included negotiating early exit from underperforming leases, relieving the company of more than $250 million in future obligations, and leading financial integration across a complex multi-state portfolio.
“PACS has built something truly exceptional in post-acute care — a platform with an unwavering commitment to quality, a remarkable culture of leadership, and a growth story that is both compelling and sustainable,” said Mr. Hendrickson. “I’ve spent much of my career in healthcare and senior care, and I know firsthand how difficult it is to build an organization that consistently delivers clinical excellence at this scale. I’m grateful to join the PACS executive management team and look forward to contributing to the company’s mission.”
“Carey’s experience leading finance functions across multiple public healthcare companies gives him a perspective that’s both broad and deeply relevant to what we do every day at PACS. He stood out in every way during our CFO search,” said Mr. Hancock. “I’m proud of what we’ve built, and I’m confident that Carey will be an extraordinary partner to the leadership team and a tremendous asset to the company and our industry. I look forward to watching PACS continue to grow from my seat on the Board.”

“Carey has spent his career building the financial infrastructure of complex, regulated healthcare organizations, and earning the trust of boards, analysts, and investors through transparency and consistent execution,” said Murray. “He’s one of the most accomplished public company CFOs in the healthcare services sector; he knows the world of senior and post-acute care from the inside; and he’s led M&A at organizations whose residents look a great deal like the patients we serve at PACS every day. That background is earned through years of doing the work. Carey has done the work, and he has done it exceptionally well.
“He’s a person of extraordinary integrity and character, and he joins PACS at a moment when our growth trajectory demands exactly the kind of senior financial leadership that he’s demonstrated throughout his career, and we’re honored to welcome him to our team.”

Media:
Brooks Stevenson
VP Corporate Communication
90 S. 400 W. Suite 700
Salt Lake City, UT 84101
T: 385-988-3596
brooks.stevenson@pacs.com
https://www.pacs.com
https://ir.pacs.com

About PACS Group, Inc. PACS Group, Inc. (NYSE: PACS) is one of the largest post-acute healthcare platforms in the United States. Founded in 2013 and headquartered in Salt Lake City, Utah, PACS and its independent operating subsidiaries invest in and support post-acute care facilities, professionals, and ancillary services. The company’s independent subsidiaries operate more than 320 post-acute care and senior living facilities across 17 states, serving more than 31,700 patients daily. PACS’s mission is to revolutionize the delivery, leadership, and quality of post-acute care nationally. For more information, visit www.pacs.com or ir.pacs.com.
About Carey P. Hendrickson Carey P. Hendrickson is an accomplished public company CFO with nearly four decades of financial leadership experience. He most recently served as Chief Financial Officer of U.S. Physical Therapy, Inc. (NYSE: USPH), and previously as Executive Vice President and Chief Financial Officer of Capital Senior Living Corporation (NYSE: CSU, now Sonida Senior Living, NYSE: SNDA), and as Senior Vice President, Chief Financial Officer and Treasurer of Belo Corp. (NYSE: BLC). Mr. Hendrickson serves on the Board of Regents of Baylor University, including as Vice Chair of the Audit, Compliance and Risk Management Committee, and as Chairman of the Board of Advisors for Baylor’s School of Music. He holds a BBA in Accounting, cum laude, from Baylor University and an MBA in Finance, with honors, from the University of Texas at Arlington.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the appointment and expected contributions of Mr. Hendrickson as Chief Financial Officer, the planned retirement of Mr. Hancock and the timing thereof, Mr. Hancock's anticipated continued service on the Board of Directors, and the Company's expected future growth, strategic direction, and ability to scale its national footprint and deepen its clinical and operational leadership in the post-acute sector. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those implied by the forward-looking statements, including the important factors are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings that we make with the Securities and Exchange Commission (the “SEC”) from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. PACS Group,

Inc. undertakes no obligation to publicly update or revise any forward-looking statements. See the company’s reports filed publicly with the SEC at www.sec.gov for more information about the company and its related risks and uncertainties.

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